EXHIBIT  A-2

T.  ROWE PRICE FUNDS

        REPORT OF SECURITIES PURCHASED
        FROM MEMBERS OF UNDERWRITING SYNDICATES
        AFFILIATED WITH ROBERT FLEMING

        As required by the Written Procedures adopted by the Board of Directors of the Fund regarding the purchase of securities from members of underwriting syndicates which include affiliates of Robert Fleming, ("Affiliated Underwriting"), the following Report for the three months ending
March 31, 2000 is being submitted to the Board for its review and determination as to whether such reported transactions have been effected in compliance with
Section 10(f) of the Investment Company Act of 1940, as amended, ("Act"),
Rule 10f-3 and the said Written Procedures.


I.      Ratio of Business with Affiliated Underwriting
        Syndicates to the Fund's Total Underwritings



Fund
Principal Business(US$)
Ratio




Affilated Underwriting Syndicates
EMSF
1,589,229
53%

NAF
8,270,279
22%

IDF
1,904,270
6%




Funds Total Underwritings
EMSF
3,016,673
100%

NAF
37,236,432
100%

IDF
32,311,799
100%

II.     Ratio of Commissions Paid to Affiliated
        Underwriting Syndicates to Total Commissions
        Paid on All Underwriting



Fund
Commission Paid (US$)
Ratio




Affilated Underwriting Syndicates
EMSF
21,450
37%

NAF
125,363
28%

IDF
65,893
7%




Funds Total Underwritings
EMSF
58,280
100%

NAF
449,783
100%

IDF
914,918
100%


III.    List of Underwritings with members of Affiliated Syndicates


Issuer
Trade
Date

Principal
Amount
(US$)
Commission
Paid (US$)
Fund Purchase as %
of Fund Assets
Fund Purchase as %
of Total Offering







PetroChina Company Ltd.
03/13/00
EMSF
922,299
19,276
0.067%
0.032%


NAF
7,947,223
166,096
0.543%
0.275%







Sunday Communications Ltd.
03/10/00
IDF
1,137,000
39,039
0.082%
0.165%


NAF
2,726,000
93,598
0.186%
0.395%







Stepstone ASA
02/29/00
IDF
767,270
26,854
0.055%
0.370%







Hanaro Telecom, Inc.
29/03/00
EMSF
666,930
2,174
0.321%
0.180%


NAF
4,621,980
15,068
0.316%
1.240%








The undersigned, on behalf of Rowe Price-Fleming International, Inc. does hereby certify that the transactions contained in this Report were effected in compliance with the Written Procedures and were otherwise in full compliance with Section 10(f) of the Act and Rule
10f-3.


ROWE PRICE-FLEMING INTERNATIONAL, INC.



By:     _______________________________________



Title:  _______________________________________


Dated: _____________________, 2000